                                                                    EXHIBIT 4.23

                           CHANCELLOR HOLDINGS CORP.

                        1994 DIRECTOR STOCK OPTION PLAN

1.       Purpose.

         Chancellor Holdings Corp., a Delaware corporation (herein, together with its successors, referred to as the "Company"), by means of this 1994 Director Stock Option Plan (the "Plan"), desires to afford certain non-employee directors of the Company who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company.

         The stock options described in Section 6 (the "Options"), and the shares of Common Stock (as hereinafter defined) acquired pursuant to the exercise of such Options are a matter of separate inducement and are not in lieu of any salary or ocher compensation for services.

2.       Administration.

         The Plan shall be administered by the Option Committee, or any successor thereto, of the Board of Directors of the Company (the "Board of Directors"), or by any other committee appointed by the Board of Directors to administer this Plan (the "Committee"); provided, the entire Board of Directors may act as the Committee if it chooses to do so. The number of individuals that shall constitute the 'Committee shall be determined from time to time by a majority of all the members of the Board of Directors, and, unless that majority of the Board of Directors determines otherwise, shall be no less than two individuals. A majority of the Committee shall constitute a quorum (or if the Committee consists of only two members, then both members shall constitute a quorum), and subject to the provisions of Section 5, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee. Whenever the Company shall have a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each member of the Committee shall be required to be a "disinterested person" within the meaning of Rule 16b-3, as amended ("Rule 16b-3"), or other applicable rules under Section 16(b) of the Exchange Act and the Committee shall administer the Plan so as to Comply at all times with the Exchange Act.

         The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members of the Committee. Removal from the committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. The Board of Directors shall promptly fill any vacancy that causes the number of members of the Committee to be below two or, if the Company has a class of equity securities registered pursuant to
Section 12 of the Exchange Act, any other number that Rule 16b-3 may require from time to time.

3.       Shares Available.

         Subject to the adjustments provided in Section 8, the maximum aggregate number of shares of nonvoting stock, par value $0.01 per share, of the Company ("Common Stock") which may be granted for all purposes under the Plan shall be 480,000 shares. If, for any reason, any shares as to which Options have been granted cease to be subject to purchase thereunder, including the expiration of such option, the termination of such option prior to exercise, or the forfeiture of such Option, such shares shall thereafter be available for grants to such individual or other individuals under the Plan. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with (i) authorized and unissued shares of the Common Stock, (ii) issued shares of such Common Stock held in the Company's treasury, or (iii) issued shares of Common Stock reacquired by the Company in each situation as the Board of Directors or the committee may determine from time to time in its sole discretion.

4.       Eligibility and Bases of Participation.

         Grants of Non-Qualified Options (as hereinafter defined) may be made under the Plan subject to and in accordance with Section 6, to Director Participants. As used herein, the term "Director Participants" shall mean any individual who is not an employee of the Company and serves as a member of the Board of Directors.

5.       Authority of Committee.

         Subject to and not inconsistent with the express provisions of the Plan, the Internal Revenue Code Of 1986, as amended (the "Code"), and, if applicable, Rule 16b-3, the Committee shall have plenary authority to:

         a. determine the restrictions to be applicable to Options and all other terms and provisions thereof (which need not be identical);

         b. require, as a condition to the granting of any Option, that the person receiving such Option agree not to sell or otherwise dispose of such Option, any Common Stock acquired pursuant to such Option, or any other "derivative security" (as defined by Rule 16a-l(c) under the Exchange
                     Act) for a period of six months following the later of (i) the date of the grant of such Option or (ii) the date when the exercise price of such Option is fixed it such exercise price is not fixed at the date of grant of such Option, or for such other period as the Committee may determine;

         c. provide an arrangement through registered broker-dealers whereby temporary financing may be made available to an optionee by the broker-dealer, under the rules and regulations of the Board of Governors of the

                     Federal Reserve, for the purpose of assisting the optionee in the exercise of an Option, such authority to include the payment by the Company of the commissions of the broker-dealer;

         d.          provide the establishment of procedures for an optionee
                     (i) to have withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a Fair Market Value (as defined in Section 14) which, together with such cash as shall be paid in respect of fractional shares, shall equal the Option exercise price, and (ii) to exercise a portion of an option by delivering that number of shares of Common Stock already owned by such optionee having an aggregate Fair Market Value which shall equal the partial Option exercise price and to deliver the shares thus acquired by such optionee in payment of shares to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that such optionee can in sequence utilize such newly acquired shares in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares;

         e. provide (in accordance with Section 11 or otherwise) the establishment of a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option to meet the obligation of withholding for income, social security and other taxes incurred by an optionee upon such exercise or required to be withheld by the Company in connection with such exercise;

         f. prescribe, amend, modify and rescind rules and regulations relating to the Plan;

         g. make all determinations permitted or deemed necessary, appropriate or advisable for the administration of the Plan, interpret any Plan or option provision, perform all other acts, exercise all other powers, and establish any other procedures determined by the Committee to be necessary, appropriate, or advisable in administering the Plan or for the conduct of the Committee's business. Any act of the Committee, including interpretations of the provisions of the Plan or any Option and determinations under the Plan or any option shall be final, conclusive and binding on all parties.

         The Committee may delegate to one or more of its members, or to one or more agents. such administrative duties as it may deem advisable, and the Committee or any Person to whom it has delegated duties as aforesaid may employ one or more Persons to render advice with respect to any responsibility the Committee or such Person may have under the Plan; provided, however, that whenever the Company has a class of equity securities registered under Section 12 of the Exchange Act, the Committee may not delegate any duties to a member of the Board of Directors who, if elected to serve on the Committee, would not qualify as a "disinterested person" to administer the Plan as contemplated by Rule 16b-3, as amended, or other applicable rules under the Exchange Act. The Committee may employ attorneys, consultants, accountants, or other Persons and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons. No member or agent of thin Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members and agents of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

6.       Stock Option Grants to Director Participants.

         Subject to the express provisions of this Plan, each person upon his initial election to the Board of Directors shall be granted a non-qualified stock option (options which do not qualify under Section 422 of the Code) (the "NonQualified Option") to purchase a number of shares of Common Stock equal to the number of shares of Common Stock acquired by purchase by such person upon his initial election to the Board of Directors (which such purchase option shall be made available to all Director Participants upon their election); provided, however, in no event shall such person be granted an Option to purchase more shares of Common Stock having a Fair Market Value at the date of grant exceeding $100,000. The terms and conditions of the Options granted under this Section 6 shall be determined from time to time by the Committee; provided, however, that the options granted under this Section 6 shall be subject to all terms and provisions of the Plan, including the following:

         a. Option Exercise Price. The Committee shall establish the Option exercise price at the time any Non-Qualified Option is granted at such amount as the Committee shall determine, subject to the following limitation. The Option exercise price for each share purchasable under any Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine to be not less than the greater of (i) the par value per share of such stock and (ii) one hundred percent of the Fair Market Value pet share at the date such Option is granted. The Option exercise price shall be subject to adjustment in accordance with the provisions of Section 8 of the Plan.

         b. Payment. The price per share of Common Stock with respect to each Option exercise shall be payable at the time of such exercise. Such price shall be payable in cash or by any other means acceptable to the Committee, including delivery to the company of shares of Common Stock owned by the optionee or by the delivery or withholding of shares pursuant to a procedure created pursuant to Section 5.d of the Plan. Shares delivered to or withheld by the Company in payment of the Option exercise price shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the exercise of the Option.

         c. Exercisability of Stock Option. Subject to Section 7, each Option shall be exercisable in one or more installments as the Committee may determine at the time of the grant. No Option shall be exercisable after the expiration of ten years from the date of grant of the Option, unless otherwise expressly provided in such Option.

         d. Death. In the event of the death of a Director Participant, the estate of such person, or a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee, shall have the right to exercise such Option in accordance with its terms, at any time and from time to time within one year after the date of death unless a longer or shorter period is expressly provided in such Option or established by the Committee pursuant to Section 7 (but in no event after the expiration date of such Option).

         e. Disability. If a Director Participant's service as a director of the Company terminates because of his Disability, such optionee or his legal representative shall have the right to exercise the Option in accordance with its terms at any time and from time to time within one year after the date of the optionee's termination unless a longer or shorter period is expressly provided in such Option or established by the Committee pursuant to
                     Section 7 (but not after the expiration of the Option).

         f. Other Termination of Relationship. If a Director Participant's service as a director of the Company terminates for any reason other than those specified in subsections 6(d) and (e) above, such optionee shall have the right to exercise his Option in accordance with its terms within 30 days after the date of such termination, unless a longer or shorter period is expressly provided in such Option or established by the Committee pursuant to
                     Section 7 (but not after the expiration date of the Option); provided, that, if the optionee is removed from office for cause by action of the stockholders in accordance with the by-laws of the Company and the General Corporation Law of the State of Delaware or if such optionee voluntarily terminates his service without the consent of the Company, then such optionee shall immediately forfeit his rights under his Option except as to the shares of stock already purchased.

7.       Change of Control.

         If a Change of Control shall occur, or if the Company shall enter into an agreement providing for a Change of Control, the Committee may declare any or all Options outstanding under the Plan to be exercisable in full at such time or times as the Committee shall determine, notwithstanding the express provisions of such Options. Each option accelerated by the

Committee in connection with a Change of Control pursuant to the preceding sentence shall. terminate, notwithstanding any express provision thereof or any other provision of the Plan, on such date (not later than the stated expiration date) as the Committee shall determine.

8.       Adjustment of Shares.

         Unless otherwise expressly provided in a particular Option, in the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company (collectively, a "Reorganization"), the Common Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock, the number and/or kind of shares and/or interests subject to an Option and the per share price or value thereof shall be appropriately adjusted by the Committee to give appropriate effect of such Reorganization. Any fractional shares or interests resulting from such adjustment shall be eliminated.

         In the event the Company is not the surviving entity of a Reorganization and, following such Reorganization, any optionee will hold Options issued pursuant to this Plan which have not been exercised, cancelled, or terminated in connection therewith, the Company shall cause such Options to be assumed (or cancelled and replacement Options issued) by the surviving entity.

9.       Assignment of Transfer.

         No Option granted under the Plan or any rights or interests therein shall be assignable or transferable by an optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code and during the lifetime of an optionee, Options granted to him or her hereunder shall be exercisable only by the optionee or, in the event that a legal representative or guardian has been appointed for an optionee, such legal guardian or representative.

10.      Compliance with Securities Laws.

         The Company shall not in any event be obligated to file any registration statement under the Securities Act or any applicable state securities law to permit exercise of any Option or to issue any Common Stock in violation of the Securities Act or any applicable state securities law. Each optionee (or, in the event of his death or, in the event a legal representative has been appointed in connection with his Disability, the person exercising the Option) shall, as a condition to his right to exercise any Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of shares of Common Stock pursuant to such exercise is not required to be registered under the Securities Act or any applicable state securities law.

         Certificates for shares of Common Stock, when issued, shall have substantially the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

                              THE SHARES OF STOCK REPRESENTED BY THIS
                              CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

11.      Withholding Taxes.

         By acceptance of the Option, the optionee will be deemed to (i) authorize the Company to withhold from a Director Participant's salary or any cash compensation paid to such Director Participant an amount sufficient to discharge any federal, state, and local taxes imposed on the Company, and which otherwise has not been reimbursed by the Director Participant, in respect of the Director Participant's exercise of all or a portion of the Option; and (ii) agree that the Company may, in its discretion, hold the stock certificate to which the Director Participant is entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by remaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

12.      Costs and Expenses.

         The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Option.

13.      Funding of Plan.

         The Plan shall be unfunded. The Company shall not be required to make any segregation of assets to assure the payment of any Option under the Plan.

14.      Definitions.

         In addition to the terms specifically defined elsewhere in the Plan, as used in the Plan, the following terms shall have the respective meanings indicated:

         a. "Affiliate" shall mean, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         b.          "Board of Directors" shall have the meaning set forth in
                     Section 2 hereof.

         c. "Broadcasting" means Chancellor Broadcasting Company, a Delaware corporation and a wholly owned subsidiary of the Company.

         d. "Change of Control" shall mean the first to occur of the following events: (i) any sale, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or Broadcasting to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than to Hicks, Muse & Co. Incorporated or any of its Affiliates or their employees, officers, and directors (the "HMC Group''); (ii) a majority of the Board of Directors of the Company or Broadcasting shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any person or Group (other than the HMC Group or Dinetz) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company or Broadcasting.

         e. "Code" shall have the meaning set forth in Section 5 hereof.

         f. "Committee" shall have the meaning set forth in Section 2 hereof.

         g.          "Common Stock" shall have the meaning set forth in Section
                      3 hereof.

         h. "Company" shall have the meaning set forth in Section 1 hereof.

         i. "Continuing Director" shall mean, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company or Broadcasting on the date of adoption of this Plan, (ii) was nominated for election or elected to the Board of Directors of the Company or Broadcasting with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a member of the HMC Group.

         j. "Dinetz" means Steven Dinetz, the President and Chief Executive Officer of the Company.

         k. "Disability" shall mean permanent disability as defined under the appropriate provisions of the long-term disability plan maintained for the benefit of employees of the Company who are regularly employed on a salaried basis unless another meaning shall be agreed to in writing by the Committee and the optionee.

         l.          "Exchange Act" shall have the meaning set forth in Section
                     2 hereof.

         m. "Fair Market Value" shall, as it relates to the Common Stock, mean the average of the high and low prices of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Common Stock is not listed on a national securities exchange, the last reported bid price in the over-the-counter Market, or if such shares are not traded in the over-the-counter market, the per share cash price for which all of the outstanding Common Stock could be sold to a willing purchaser in an arms length transaction (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by any applicable law or agreement) at the date of the event giving rise to a need for a determination. Except as may be otherwise expressly provided in a particular Option, Fair Market Value shall be determined in good faith by the Committee.

         n. The term "including" when used herein shall mean "including, but not limited to".

         o. "Non-Qualified Options" shall have the meaning set forth in Section 6 hereof.

         p. "Options" shall have the meaning set forth in Section 1 hereof.

         q. "Plan" shall have the meaning set forth in Section 1 hereof.

         r.          "Reorganization" shall have the meaning set forth in
                     Section 8 hereof.

         s. "Rule 16b-3" shall have the meaning set forth in Section 2 hereof.

15.      Amendment of Plan.

         The Board of Directors shall have the right to amend, modify, suspend or terminate the Plan at any time; provided, that the provisions of Section 6 may not be amended more than once every six months, other than to comply with changes to the Code, ERISA, or the rules thereunder. The Board of Directors shall be authorized to amend the Plan and the Options granted thereunder to comply with Rule 16b-2 (or any successor rule) under the Exchange Act. No amendment, modification, suspension or termination of the Plan shall alter impair any Options previously granted under the Plan, without the consent of the holder thereof.

16.      Effective Date.

         The Plan shall become effective on the date on which it is approved by the Board of Directors of the Company and shall be void retroactively if not approved by the stockholders of the Company within twelve months of the date of approval by the Board of Directors.